UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  April 27, 2015

Qumu Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-20728	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

7725 Washington Avenue South Minneapolis, MN	55439
(Address Of Principal Executive Offices)	(Zip Code)

(952) 683-7900

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Items under Sections 1 through 4 and 6 through 8 are not applicable and are therefore omitted.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 27, 2015, Qumu Corporation (the “Company”) and Peter J. Goepfrich entered into a letter agreement (the “offer letter”) pursuant to which Mr. Goepfrich agreed to serve as the Company’s Chief Financial Officer and Secretary effective as of May 18, 2015. The Compensation Committee of the Board of Directors recommended, and the Board of Directors approved, the compensation to Mr. Goepfrich under the offer letter.

On April 30, 2015, the Company announced Mr. Goepfrich’s appointment as Chief Financial Officer by the press release attached hereto as Exhibit 99.1.

Since August 2014, Mr. Goepfrich, age 42, has been the Vice President and Chief Financial Officer, Small Business Services at Deluxe Corporation (NYSE: DLX), which provides a wide range of products and services for small businesses and financial institutions. Small Business Services is the largest segment of Deluxe in terms of revenue and operating income, with $1.1 billion in revenue and $188.3 million in operating income in 2014. In his role as Vice President and Chief Financial Officer for the Small Business Services segment, Mr. Goepfrich manages approximately 75 professionals in finance and accounting. From January 2012 to August 2014, Mr. Goepfrich served as the Chief Financial Officer of API Healthcare Corporation, a provider of on-premise software and SaaS-based workforce management solutions for the healthcare industry. While at API Healthcare, Mr. Goepfrich had primary responsibility for the organization’s finance and accounting function, including financial reporting, financial planning and analysis, tax, and debt financing. He also played a leadership role over acquisition integration and operational matters such as product pricing, CRM and ERP implementation, facilities, and customer contracting, as well as provided interim leadership to the human resources department. He was also a key member of the management team that led and negotiated the sale of API Healthcare to GE in February 2014. Prior to joining API Healthcare Corporation, Mr. Goepfrich was employed from August 2004 to January 2012 by Vital Images, Inc., a provider of advanced visualization and image analysis software solutions for use by medical professionals, in finance and accounting roles of increasing responsibility, including as its Chief Financial Officer beginning in January 2008. Prior to its sale to Toshiba in June 2011, Vital Images was a public company (Nasdaq: VTAL). At Vital Images, Mr. Goepfrich played a key role in external reporting, operational improvement, tax strategy, business development and equity offering, customer contracting, treasury and investing, investor relations and compensation planning activities. Mr. Goepfrich was employed by PricewaterhouseCoopers from September 1997 to August 2004, in various roles of increasing responsibility with a specialization in auditing technology companies. Mr. Goepfrich received a Bachelor of Arts degree in accounting from St. Mary’s University in Winona, Minnesota. Mr. Goepfrich is a certified public accountant (inactive).

Under the terms of the offer letter, Mr. Goepfrich’s annual base salary will be $290,000, payable according to the Company’s regular payroll practices. Under the Company’s short-term cash incentive plan for 2015 (the “2015 Incentive Plan”), Mr. Goepfrich will be eligible for cash incentive pay of 50% of his base salary at the target level, with the actual incentive payout based on the Company’s achievement of the 2015 Incentive Plan performance goals as determined by the Company’s Compensation Committee but subject to a minimum payout to Mr. Goepfrich under the 2015 Incentive Plan of $75,000.

Mr. Goepfrich will receive a one-time sign-on bonus of $40,000. Mr. Goepfrich must reimburse the Company for this amount if his employment with the Company terminates prior to the one year anniversary of his start date for any reason other than termination by the Company without “Cause” or termination by Mr. Goepfrich for “Good Reason” (as defined in the letter agreement described below). Mr. Goepfrich will also participate in the Company’s 401(k)plan and health, dental, disability and life insurance and other benefit plans on the same basis as other employees of the Company.

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Pursuant to the offer letter, on the first day of his employment Mr. Goepfrich will be granted a seven year non-qualified stock option to purchase 130,000 shares of the Company’s common stock. The option will have an exercise price equal to the fair market value of the Company’s common stock as of the grant date and vest with respect to 25% of the shares underlying the option on the first four anniversaries of the date of grant. The stock option award will be granted outside of any shareholder approved plan as an “inducement award” under NASDAQ Listing Rule 5635(c)(4). However, the stock option award will be structured to mirror the terms of a non-qualified stock option granted under the Company’s Second Amended and Restated 2007 Stock Incentive Plan and be subject to a form of stock option agreement consistent therewith.

In connection with his employment, Mr. Goepfrich will enter into the Company’s current form of letter agreement relating to severance and change of control benefits (the “letter agreement”) in substantially the form attached as Exhibit 10.3 to the Company’s Current Report on Form 8-K dated February 21, 2013 and summarized therein. The Company’s entry into the letter agreement with Mr. Goepfrich was also recommended by the Compensation Committee and also approved by the Board of Directors. Except with respect to this letter agreement, Mr. Goepfrich’s employment with the Company is “at will.” Mr. Goepfrich also will enter into the Company’s standard agreement with employees governing assignment of inventions, confidential information and non-competition.

The foregoing summary of the offer letter and the letter agreement do not purport to be complete and are subject to and qualified in their respective entirety by reference to the offer letter, which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 5.02, and the letter agreement, which is incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K dated February 21, 2013 and is incorporated by reference into this Item 5.02.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	Letter Agreement effective April 27, 2015 regarding Offer of Employment by Qumu Corporation and Peter J. Goepfrich.

10.2	Letter Agreement Regarding Severance and Change In Control Benefits between Qumu Corporation and Peter J. Goepfrich (incorporated by reference to form of agreement attached as Exhibit 10.3 to the Company’s Current Report on Form 8-K dated February 21, 2013).

99.1	Press Release issued by Qumu Corporation on April 30, 2015.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QUMU CORPORATION

By:	/s/ Sherman L. Black
Sherman L. Black Chief Executive Officer

Date:  April 30, 2015

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